UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 1, 2024

NICHOLAS FINANCIAL, INC.

(Exact name of registrant as specified in its Charter)

British Columbia, Canada	0-26680	59-2506879
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

26133 US 19 North, Suite 300 Clearwater, Florida	33763
(Address of Principal Executive Offices)	(Zip Code)

(727) 726-0763

(Registrant’s telephone number, Including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NICK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 1, 2024, Nicholas Financial, Inc. (the “Company”) announced the mutual extension of the term of Michael Rost’s Employment Agreement, as amended (the “Employment Agreement”), through May 31, 2024, which extension was undertaken in accordance with the previously disclosed terms of the Employment Agreement. All of the terms of the Employment Agreement otherwise remain unchanged, including that the Company and Mr. Rost may mutually extend the term of the Employment Agreement for one more separate extension for an additional period of three months. The material terms of Mr. Rost’s Employment Agreement are disclosed in the Company’s Form 8-K filed on September 15, 2022 and in the Company’s Form 8-K filed on August 15, 2023.

Item 9.01 Financial Statements and Exhibits

Exhibit #	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NICHOLAS FINANCIAL, INC.
(Registrant)

Date: March 1, 2024	/s/ Irina Nashtatik
Irina Nashtatik
Chief Financial Officer (Principal Financial Officer)